SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2004

KNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32647	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 15, 2004 (This exhibit is furnished, not filed, pursuant to Item 12).

Item 9.	Regulation FD Disclosure.

Based on current trends, Knology, Inc. is forecasting for the year ended December 31, 2004, revenue growth of between 25% and 30%, EBITDA, as adjusted growth of between 35% and 45%, and a decrease in net loss of between 15% and 20%. Knology is also forecasting capital expenditures of approximately $72 million for year ended December 31, 2004.

The guidance set forth above and the reconciliation set forth below include forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including, without limitation, (1) that we will not retain or grow our customer base, (2) that our suppliers and customers may refuse to continue doing business with us or may refuse to extend trade credit to us, (3) that we will fail to be competitive with existing and new competitors, (4) that we will not adequately respond to technological developments that impact our industry and markets, (5) that needed financing will not be available to us if and as needed, (6) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (7) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (8) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K/A for the year ended December 31, 2002, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those reflected in the following reconciliation. We do not assume any obligation to update any of these forward-looking statements.

The following table, which is provided pursuant to Regulation G, reconciles our EBITDA, as adjusted guidance for the year ended December 31, 2004 to our net loss guidance for the same period. We are providing guidance only with respect to EBITDA, as adjusted and net loss, and for purposes of this reconciliation, we have used the mid-point of our guidance ranges for these items. The numbers provided for the other GAAP measures that are part of the following reconciliation are in no way meant to indicate that we expect, or are implicitly providing guidance on, those measures, which are being provided solely for the purpose of illustrating the arithmetic computations required for this reconciliation.

Knology, Inc.

Reconciliation of Projected EBITDA, As Adjusted to Projected Net Loss

(Unaudited)

(In Millions)

Projected EBITDA, as adjusted reconciliation	For the year ended December 31, 2004
Net loss	$(73)
Depreciation and amortization	84
Non-cash stock based compensation	3
Litigation fees	1
Interest expense, net	31
Income tax benefit	—
EBITDA, as adjusted	$46

The information in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Knology under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 12.	Results of Operations and Financial Condition.

On March 15, 2003, Knology issued a press release announcing its 2003 fourth quarter and year-end results. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In the attached press release, we use the non-GAAP financial measure “net debt.” Net debt equals total indebtedness, including current portion, minus cash and cash equivalents. We use net debt as the numerator in our “net debt to EBITDA, as adjusted” ratio, which management believes is an important ratio in assessing our financial condition.

The information in this Item 12 and Exhibit 99.1 attached hereto and incorporated herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Knology, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

Date: March 16, 2004	By:	/s/ Chad S. Wachter

Chad S. Wachter Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release dated March 15, 2004.